Exhibit 99.36
Execution Copy

INTELLECTUAL PROPERTY ASSIGNMENT

This INTELLECTUAL PROPERTY ASSIGNMENT (this “Assignment”) is entered into as of November 3, 2010, by Constellation Energy Group, Inc., a Maryland corporation (“Assignor”) in favor of UniStar Nuclear Energy, LLC, a Delaware limited liability company or EDF Inc. f/k/a EDF Development Inc., a Delaware corporation (“EDF”), as designated by EDF (“Assignee”).

WHEREAS, Assignor owns the intellectual property set forth on Schedule A attached hereto (collectively, the “IP”);

WHEREAS, Assignor, EDF, UniStar Nuclear Energy, LLC, Constellation New Nuclear, LLC and Constellation Energy Nuclear Group, LLC, are parties to the Purchase and Sale Agreement dated November 3, 2010 (the “Purchase Agreement”) pursuant to which Assignor has sold, and EDF has purchased, the IP; and

WHEREAS, pursuant to the Purchase Agreement, Assignor wishes to assign to Assignee, and Assignee wishes to acquire from Assignor, the IP.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree:

1.	Assignor hereby sells, transfers and assigns to Assignee, all of Assignor’s right, title and interest in and to the IP, together with the goodwill of the business associated therewith.

2.	Assignor shall provide Assignee with, and execute, such documents as Assignee may reasonably request in connection with effectuating this Assignment and recordation thereof.

3.	Article IV – Miscellaneous of the Purchase Agreement is hereby incorporated by reference, as applicable.

4.
This Assignment may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

5.	This Assignment is entered into pursuant to the Purchase Agreement, to which reference is made for a further statement of the rights and obligations of Assignor and Assignee with respect to the IP.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have caused this Assignment to be executed in Assignor’s name by Assignor’s duly authorized officer as of the date first above written.

CONSTELLATION ENERGY GROUP, INC.

By:	/s/ Charles A. Berardesco
Name: Charles A. Berardesco
Title: Senior Vice President and Secretary

Acknowledgement:

EDF INC.

By:      /s/ Jean-Pierre Benqué
Name: Jean-Pierre Benqué
Title:   President

Signature Page to Intellectual Property Assignment

Schedule A
IP

Mark	Registration No.	Registration Date
UNISTAR NUCLEAR	3308933	October 9, 2007
UNISTAR NUCLEAR	3308934	October 9, 2007
UNISTAR NUCLEAR	3308935	October 9, 2007
UNISTAR NUCLEAR	3308936	October 9, 2007
UNISTAR NUCLEAR	3308937	October 9, 2007
UNISTAR NUCLEAR	3308938	October 9, 2007
UNISTAR NUCLEAR [and design]:	3308939	October 9, 2007
UNISTAR NUCLEAR [and design]:	3308940	October 9, 2007
UNISTAR NUCLEAR [and design]:	3308941	October 9, 2007
UNISTAR NUCLEAR [and design]:	3308942	October 9, 2007
UNISTAR NUCLEAR [and design]:	3308943	October 9, 2007
UNISTAR NUCLEAR [and design]:	3308944	October 9, 2007